Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Perrigo Company
Allegan, Michigan
      We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement (Amendment No. 1 to Form S-4) of our report dated July 23, 2004, relating to the consolidated financial statements and schedule of Perrigo Company appearing in the Company’s Annual Report on Form 10-K for the year ended June 26, 2004.
      We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO Seidman, LLP
Grand Rapids, Michigan
February 11, 2005